Exhibit 99.1

Alset EHome International Inc. Reports Revenue Up 142% to $12.2M for the

Six Months Ended June 30, 2021

Thursday, August 19, 2021 9:00 AM

BETHESDA, MD / ACCESSWIRE / August 19, 2021 / Alset EHome International Inc. (NASDAQ: AEI) (“AEI” the “Group” or “Company”), a diversified holding company principally engaged through its subsidiaries in the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products, is pleased to report its financial results for the six months ended June 30, 2021.

“Our real estate and biohealth segments both contributed to our strong performance in the first half of 2021,” commented the Company’s Chairman and Co-Chief Executive Officer, Heng Fai Chan. “Our team’s steadfast execution is evident from our significant top-line growth and I firmly believe we have already established the necessary foundation for sustainable rapid growth in the months ahead.”

Financial Summary:

●	Revenue increased 142% to $12.2 million in the six months ended June 30, 2021, up $7.2 million from the same period of 2020, driven by strong growth in the Company’s real estate and biohealth segments.

●	Gross margin increased from $1.0 million to $5.8 million in the six months ended June 30, 2020 and 2021, respectively, driven primarily by sales growth and an increase in gross margins from the biohealth business.

●	In the six months ended June 30, 2021, the Company had other expense of approximately $79.2 million compared to other income of $2.8 million in the six months ended June 30, 2020. The combination of following three non-cash items are the primary reasons for the volatility between these two periods:(a) unrealized loss on securities investment was $30.7 million in six months ended June 30, 2021, compared to $1.6 million gain in the six months ended June 30, 2020; (b) one-time Beneficial Conversion Feature intrinsic value amortization expense of approximately $50.8 million in the six months ended June 30, 2021, compared to finance expense of less than $5,000 in the six months ended June 30, 2020; and (c) foreign exchange transaction gain of approximately $2.4 million during six months ended June 30, 2021, compared to $1.5 million gain during six months ended June 30, 2020

●	Stockholders’ equity increased to approximately $115.1 million as of June 30, 2021, up 17.4% from December 31, 2020.

●	Cash increased to approximately $59.5 million as of June 30, 2021, compared to $25.0 million as of December 31, 2020.

About Alset EHome International Inc.

Alset EHome International is a diversified holding company executing on its vision to accelerate sustainable healthy living with a focus on the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products. Through its operating subsidiaries, Alset EHome’s mission is to provide a healthy living ecosystem that drives long-term exponential growth, building liquidity and value for shareholders. Alset EHome is led by its chairman and CEO, Heng Fai Chan, a successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. Over his distinguished career, Heng Fai Chan has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information, please visit: www.alsetehomeintl.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Forward-Looking Statement Disclaimer

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Alset EHome International Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review our filings with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Alset EHome International Inc. undertakes no duty to update such information except as required under applicable law.

SOURCE: Alset EHome International Inc.